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                                                                    EXHIBIT 10.1

                                     TEKELEC
                             26580 West Agoura Road
                               Calabasas, CA 91302
                               Tel (818) 880-5656
                               Fax (818) 880-6993


                                September 9, 1997

Shigeru Suzuki
Tekelec Ltd.
Ogikubo Ekimae Building, 3F
5-28-13 Ogikubo
Suginami-ku, Tokyo 167
JAPAN


Dear Shigeru:

        You have advised us that although you wish to remain an officer of Tekelec and Tekelec Japan (collectively, the "Company") in 1998 and thereafter as an employee of or consultant to the Company, you wish to work fewer hours in anticipation of eventual retirement from the Company. This letter confirms the principal terms of your employment with Tekelec and Tekelec Japan effective January 1, 1998

        Effective January 1, 1998, you will continue to serve as President, Tekelec Japan and as Vice President, Japan Operations of Tekelec. In such positions, you agree to work not less than three days per week and to perform such duties and responsibilities as are assigned or delegated to you from time to time by me (or my successor) or the Company's Board of Directors. You agree to devote your attention and best efforts to the performance and discharge of such duties and responsibilities and to perform and discharge such duties and responsibilities faithfully, diligently and to the best of your abilities. You agree to resign from such officer positions effective close of business on December 31, 1998 or upon such other date as you and the Company agree. Subject to the terms and conditions of this letter, you agree to serve as an employee of or consultant to the Company effective January 1, 1999.

        In light of your reduced workweek, your annual base salary effective January 1, 1998 will be 60% of your current annual base salary (or such other greater amount as may be approved by the Board of Directors of Tekelec) payable in accordance with Tekelec Japan's payroll policies as in effect from time to time. All additional cash benefits for which you are eligible as an officer of the Company will be similarly prorated except to the extent otherwise provided in this letter. You will not be paid for holidays or for any days that you are unable to work due to illness or any other reason other than vacation. (All cash payments cited herein are subject to applicable withholding under all applicable government laws, rules and regulations). As an employee of the Company, you will be eligible for 12 days vacation annually (i.e., 60% of


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Shigeru Suzuki
September 9, 1997
Page 2


your current vacation benefit) which will accrue pro rata over each year of employment with the Company. You will, of course, be entitled to receive all applicable benefits, such as medical, dental and vision benefits that are generally provided to officers of the Company.

        Your stock options under Tekelec's stock option plans will continue to vest and remain exercisable in accordance with their existing terms. Although you will continue to be eligible to participate in the Retirement Pension Rules adopted by Tekelec Japan as a paid Director/Non-Employee, effective on January 1, 1998, for purposes of calculating the number of years of eligible service, we will take into account your reduced workweek. You will also be eligible to participate in Tekelec's Officer Bonus Plan, as, if and when approved by the Tekelec Board of Directors, although your participation and the amount of your bonus, if any, will be adjusted to take into account your reduced workweek.

        Effective January 1, 1998, you agree to waive all benefits to which you may be entitled under the Tekelec Officer Severance Plan, and in lieu thereof, Tekelec Japan agrees to pay you as incentive compensation, in accordance with the terms and conditions outlined in the next two paragraphs of this letter (your "Incentive Plan"), up to a maximum of (Y)40,000,000 (i) upon the achievement of certain goals and objectives ("Performance Goals") over a three-year period commencing January 1, 1998; or (ii) upon the termination of your employment with the Company under certain circumstances.

        Your Incentive Plan will operate as follows: Not later than March 1 of each of 1998, 1999 and 2000, the CEO/President of Tekelec and you will agree upon Performance Goals for each of such calendar years. (If you and the CEO/President are unable to agree upon the Performance Goals for any year, then the Tekelec Board of Directors in good faith will establish such Performance Goals after appropriate consultation with you.) Within 45 days following the end of each such year, the CEO/President of Tekelec or the Tekelec Board of Directors will determine in good faith whether the Performance Goals for such year have been achieved. If either the CEO/President or the Board of Directors concludes that the Performance Goals with respect to a calendar year have been achieved, then you will be entitled to receive from Tekelec Japan payment of the amount specified below for such year upon the earlier of (i) 60 days following the termination of your employment with the Company for any reason or (ii) March 1, 2001:

                                                  Amount Payable
                                                      under
                  Year                            Incentive Plan
                  ----                            --------------

                  1998                            (Y)20,000,000
                  1999                               10,000,000
                  2000                               10,000,000


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Shigeru Suzuki
September 9, 1997
Page 3


        If at any time prior to January 1, 2001, the Company terminates you without "Cause" (as defined in Tekelec's Officer Severance Plan), then the Company will pay you, within 60 days following such termination, (Y)40,000,000 less any incentive amount(s) not earned by you with respect to any completed calendar year prior to the effective date of your termination. (For your reference, the definition of "Cause" is attached hereto.) If at any time prior to January 1, 2001, the Company terminates you for Cause, then the Company will only be required to pay you, within 60 days following your termination, those amounts, if any, which you earned in accordance with the preceding paragraph with respect to any completed calendar year prior to the effective date of your termination. The maximum aggregate amount of incentive compensation payable to you under your Incentive Plan if you achieve all Performance Goals over the three-year period commencing January 1, 1998 is (Y)40,000,000. You acknowledge and agree that in consideration for the Company establishing your Incentive Plan, you are waiving and relinquishing any and all rights and benefits that you may have or be entitled to under Tekelec's Officer Severance Plan.

        As with every employee of the Company, you reserve the right to terminate your employment at any time, and we reserve the right in our discretion to terminate your employment with immediate effect, for any reason or no reason, and without any liability for compensation or damage except as otherwise expressly set forth in this letter.

        This letter contains our entire understanding with respect to your employment with Tekelec effective January 1, 1998 and supersedes all prior or contemporaneous representations, promises, discussions or agreements with respect to the subject matter hereof. This letter may be amended only by a writing signed by each party hereto. If you have any questions about the meaning of any of the terms or provisions included herein, please let me know at your earliest convenience.

        This letter and the rights and obligations of the parties hereto shall be governed and construed under the laws of the State of California.


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Shigeru Suzuki
September 9, 1997
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        Please acknowledge your acceptance of this offer by signing and dating the enclosed copy of this letter where indicated below and returning such signed copy to me for receipt no later than October 1, 1997.

                                          Sincerely,

                                          ALLAN J. TOOMER

                                          Allan J. Toomer
                                          President
Acknowledged and Accepted:


   Shigeru Suzuki                         Date:     September 10       , 1997
-----------------------------------            ------------------------
Shigeru Suzuki


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                              Definition of "Cause"

        "Cause." Termination by Tekelec of an officer's employment for "Cause" means termination as a result of:

        (i)     death or long-term disability;

        (ii)    a course of persistent conduct amounting to gross incompetence;

        (iii) any absence (excluding vacations, illnesses or leaves of absence) from work for more than ten consecutive work days or chronic absences from work (also excluding vacations, illnesses or leaves of absence), all of which are neither authorized, justified nor excused;

        (iv) willful and persistent refusal or failure, after multiple explicit written notices and reasonable time to comply, to perform material, appropriate duties or to follow important Company policies;

        (v) refusal, after explicit multiple written notices and reasonable time to comply, to obey any lawful resolution of the Board;

        (vi) embezzlement or other unlawful appropriation of property or other asset of the Company or unlawful appropriation of a corporate opportunity of the Company;

        (vii) offer, payment, solicitation or acceptance of any unlawful bribe or kickback with respect to the Company's business;

        (viii) indictment or conviction of the officer for or the entering of a plea of nolo contendere with respect to any felony whatsoever or for any misdemeanor involving moral turpitude;

        (ix) any act or failure to act by the officer that is widely reported in the general or trade press or otherwise and which achieves a general notoriety and which act or failure to act involves conduct that is illegal or generally considered immoral or scandalous;

        (x) any intentional material breach of the officer's obligations to the Company under any nondisclosure or proprietary agreement with or on behalf of the Company or any material unauthorized disclosure of any important and confidential information of the Company; or

        (xi) unlawful use (including being under the influence) or possession of illegal drugs on Company premises.